Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Second Quarter 2019 Financial Results and Confirms Full Year Guidance

Also Announces Leadership Succession Plan

Scottsdale, Ariz. – July 30, 2019 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the second quarter ended June 30, 2019, as summarized below:

	Three Months Ended			Year to date
	June 30			June 30
(In millions, except per share amounts)	2019	2018	Chg	2019	2018	Chg
Net revenue	$1,788.3	$1,810.9	-1.2%	$3,527.8	$3,616.0	-2.4%
Net income	$13.6	$13.6	0.5%	$14.0	$25.0	-43.8%
Segment profit (1)	$62.1	$68.0	-8.7%	$107.7	$123.6	-12.9%
Adjusted net income (1)	$21.1	$23.3	-9.5%	$30.6	$44.1	-30.5%
Earnings per share	$0.56	$0.53	5.7%	$0.58	$0.98	-40.8%
Adjusted earnings per share (1)	$0.86	$0.92	-6.5%	$1.26	$1.73	-27.2%

(1) Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Leadership Succession Plan:

•Magellan Health announced that Barry M. Smith, chairman and chief executive officer of Magellan Health, has decided to retire.  Mr. Smith will continue to serve as chief executive officer and as a member of the Board of Directors to ensure a smooth and orderly transition.  The Board has engaged a search firm to begin a comprehensive search for a new CEO.

•Mr. Smith was elected to the Board in 2011 and was named chief executive officer in January 2013 and executive chairman in January 2014. He previously served as a director from 2004 to 2008.

•Steven J. Shulman, who currently serves on the Board as a director, has been elected Chairman of the Board. Mr. Shulman served as chairman and chief executive officer of Magellan Health from 2002 to 2008. He rejoined the Board as a director in March of this year.

“I want to thank the talented, dedicated team of professionals that I’ve had the pleasure of working with over these many years,” said Mr. Smith. “I am proud of the work we’ve done together to help transform healthcare and positively impact the lives of customers and members.”

“Steve is a highly respected leader in the healthcare industry,” continued Mr. Smith. “He is a former chief executive officer and Board member of Magellan with a great deal of understanding of Magellan’s specialized sector.  I look forward to working with him and the Board throughout the search and transition process.”

“We thank Barry for his commitment and dedication to Magellan Health, its employees, members and customers,” said Mr. Shulman. “We are grateful for his leadership of the Company during a period of expansion through organic growth and strategic acquisitions.  We are excited about the Company’s prospects and look forward to continuing our support of this important work as we find the right successor to lead this great Company through the next phase of growth.”

Second Quarter Highlights:

•Net revenue decreased 1.2 percent over the second quarter of 2018 to $1.8  billion.

•Net income increased 0.5 percent over the second quarter of 2018 to $13.6 million.

•Segment profit decreased 8.7 percent over the second quarter of 2018 to $62.1 million.

•Adjusted net income decreased 9.5 percent over the second quarter of 2018 to $21.1 million.

•Unrestricted cash and investments were $176.5 million as of June 30, 2019. Approximately $73.0 million of the unrestricted cash and investments at June 30, 2019 is related to excess capital and undistributed earnings held at regulated entities.

•The Company is maintaining its 2019 guidance from May 2, 2019.

“We made substantial progress during the second quarter in both Healthcare and Pharmacy, and we have a clear path to achieve our full year earnings guidance,” said Mr. Smith.

Net Revenue

For the quarter, revenue was $1.8 billion, which is roughly consistent with the same period in 2018.  Growth in MCC Virginia and new business was essentially offset by MCC Florida and Medicare Part D footprint reductions as well as the previously discussed PBM healthplan contract loss due to an acquisition.

Segment Profit

Segment profit was $62.1 million for the second quarter, compared to $68.0 million in the prior year quarter.

•For our Healthcare business, segment profit for the second quarter of 2019 was $41.1 million, which represents a decrease of $2.8 million over the same period last year.  Results include approximately $12 million of favorable out of period reserve development and $6 million of favorable retroactive membership and rate changes.  This decrease in segment profit year-over-year is largely driven by lost business including the footprint reduction in Florida, a higher MLR in New York primarily due to the delay in receiving rates for the current fiscal year, and higher discretionary benefits.  These decreases are partially offset by MLR improvements in Virginia and larger favorable out of period items in the current quarter versus the prior year quarter.

•Pharmacy Management segment profit was $30.8 million, which was an  increase of $0.9 million from the second quarter of 2018. This year-over-year increase was a result of improved cost of goods sold in our PBM business and strong medical pharmacy results, partially off-set by the impact of previously discussed customer losses and higher discretionary benefit expenses.

•Corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $9.8 million,  compared to $5.8 million in the prior year’s quarter. This change was largely due to higher discretionary benefit expenses.

Cash Flow & Balance Sheet

Cash flow from operations for the six months ended June 30, 2019, was $29.4 million, as compared to $21.1 million in 2018. The increase is mainly attributable to lower tax payments, partially offset by lower segment profit.

As of June 30, 2019, the Company’s unrestricted cash and investments totaled $176.5 million, which represents an increase of $46.1 million from the balance at December 31, 2018.  Approximately $73.0 million of the unrestricted cash and investments at June 30, 2019 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at June 30, 2019, of $478.4 million reflect a decrease of $49.3 million from the balance at December 31, 2018.

“We are maintaining our guidance for full year 2019,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “As we mentioned in the first quarter call, we expect our segment profit will be higher in the second half of the year as a result of estimated mid-year rate changes which are primarily in MCC of New York, new business to be implemented throughout the year, normal margin seasonality in our Pharmacy business, and the ongoing impact of our medical action plans.”

Outlook

The Company is maintaining its 2019 earnings guidance ranges.

Earnings Conference Call

Management will discuss the Company’s first quarter results on a conference call scheduled for Tuesday, July 30, 2019  at 10:00 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 and use passcode “2nd Quarter 2019 Earnings Call” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at IR.MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through August 30, 2019. This replay may be accessed by dialing 1-866-485-0042 (Domestic) or 1-203-369-1614 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2019 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share; and multi-year margin improvement plan, growth opportunities, business environment, long term opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition;

operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2018	June 30, 2019
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$272,308	$260,352
Accounts receivable, net	756,059	810,431
Short-term investments	382,582	371,678
Pharmaceutical inventory	40,818	45,611
Other current assets	95,400	96,529
Total Current Assets	1,547,167	1,584,601
Property and equipment, net	150,748	145,182
Long-term investments	3,161	22,841
Deferred income taxes	3,411	3,212
Other long-term assets	24,530	107,431
Goodwill	1,018,156	1,018,156
Other intangible assets, net	231,883	196,368
Total Assets	$2,979,056	$3,077,791

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$72,077	$75,436
Accrued liabilities	231,356	260,980
Short-term contingent consideration	8,000	119
Medical claims payable	393,547	401,289
Other medical liabilities	169,639	166,226
Current debt, finance lease and deferred financing obligations	24,274	21,077
Total Current Liabilities	898,893	925,127
Long-term debt, finance lease and deferred financing obligations	728,608	712,650
Deferred income taxes	11,167	11,998
Tax contingencies	16,478	17,264
Long-term contingent consideration	2,124	-
Deferred credits and other long-term liabilities	36,483	76,482
Total Liabilities	1,693,753	1,743,521

Stockholders’ Equity:
Ordinary common stock	535	541
Additional paid-in capital	1,326,645	1,364,693
Retained earnings	1,419,449	1,433,348
Accumulated other comprehensive (loss) income	(324)	415
Ordinary common stock in treasury, at cost	(1,461,002)	(1,464,727)
Total Stockholders’ Equity	1,285,303	1,334,270
Total Liabilities and Stockholders’ Equity	$2,979,056	$3,077,791

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2019	2018	2019
Net revenue:
Managed care and other	$1,215,340	$1,283,143	$2,435,103	$2,507,122
PBM	595,583	505,193	1,180,897	1,020,703
Total net revenue	1,810,923	1,788,336	3,616,000	3,527,825

Costs and expenses:
Cost of care	935,814	1,001,886	1,864,475	1,943,847
Cost of goods sold	558,419	461,187	1,118,084	950,980
Direct service costs and other operating expenses (1)(2)	259,152	266,434	528,229	538,358
Depreciation and amortization	33,848	33,490	64,255	64,198
Interest expense	8,678	9,141	17,044	18,248
Interest and other income	(3,363)	(5,021)	(5,839)	(9,995)
Total costs and expenses	1,792,548	1,767,117	3,586,248	3,505,636
Income before income taxes	18,375	21,219	29,752	22,189
(Benefit) Provision for income taxes	4,824	7,606	4,749	8,145
Net income	$13,551	$13,613	$25,003	$14,044

Weighted average number of common shares outstanding — basic	24,569	24,101	24,460	24,024
Weighted average number of common shares outstanding — diluted	25,407	24,416	25,510	24,315

Net income per common share — basic	$0.55	$0.56	$1.02	$0.58
Net income per common share — diluted	$0.53	$0.56	$0.98	$0.58

Net income	$13,551	$13,613	$25,003	$14,044
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities (3)	132	419	(187)	739
Comprehensive income	$13,683	$14,032	$24,816	$14,783

(1) Includes stock compensation expense of $10,439 and $5,414 for the three months ended June 30, 2018 and 2019, respectively, and $18,085 and $15,021 for the six months ended June 30, 2018 and 2019, respectively.

(2) Includes changes in fair value of contingent consideration of $70 and $(2,149) for the three months ended June 30, 2018 and 2019, respectively, and $303 and $(2,005) for the six months ended June 30, 2018 and 2019, respectively.

(3) Net of income tax provision (benefit) of $42 and $131 for the three months ended June 30, 2018 and 2019, respectively, and $(59) and $231 for the six months ended June 30, 2018 and 2019, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2018	2019
Cash flows from operating activities:
Net income	$25,003	$14,044
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	64,255	64,198
Non-cash interest expense	614	679
Non-cash stock compensation expense	18,085	15,021
Non-cash income tax (benefit) provision	(100)	1,026
Non-cash amortization on investments	1,171	(327)
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(179,350)	(51,544)
Pharmaceutical inventory	(9,388)	(4,793)
Other assets	(57,398)	(23,890)
Accounts payable and accrued liabilities	50,322	20,821
Medical claims payable and other medical liabilities	89,932	4,329
Contingent consideration	303	(3,758)
Tax contingencies	721	610
Deferred credits and other long-term liabilities	16,884	(7,429)
Other	69	372
Net cash provided by operating activities	21,123	29,359

Cash flows from investing activities:
Capital expenditures	(37,132)	(27,804)
Acquisitions and investments in businesses, net of cash acquired	-	(320)
Purchases of investments	(334,250)	(295,768)
Proceeds from maturities and sales of investments	227,446	288,290
Net cash used in investing activities	(143,936)	(35,602)

Cash flows from financing activities:
Payments to acquire treasury stock	(14,323)	(4,124)
Proceeds from exercise of stock options	21,476	20,647
Payments on debt, finance lease and deferred financing obligations	(33,912)	(15,543)
Payments on contingent consideration	-	(6,247)
Other	(3,051)	(446)
Net cash used in financing activities	(29,810)	(5,713)

Net decrease in cash and cash equivalents	(152,623)	(11,956)
Cash and cash equivalents at beginning of period	398,732	272,308
Cash and cash equivalents at end of period	$246,109	$260,352

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Healthcare
Managed care and other revenue	$1,154,888	$1,220,642	$2,312,489	$2,384,895
Cost of care	(935,814)	(1,001,886)	(1,864,475)	(1,943,847)
Direct service costs and other	(177,990)	(177,948)	(364,236)	(357,138)
Stock compensation expense (1)	2,742	2,444	5,692	4,194
Changes in fair value of contingent consideration (1)	70	(2,149)	303	(2,005)
Healthcare segment profit	43,896	41,103	89,773	86,099

Pharmacy Management
Managed care and other revenue	60,603	62,648	122,910	122,543
PBM revenue	642,794	550,010	1,274,992	1,106,575
Cost of goods sold	(603,951)	(505,203)	(1,208,864)	(1,035,410)
Direct service costs and other	(70,941)	(78,776)	(146,527)	(158,411)
Stock compensation expense (1)	1,408	2,124	2,893	3,796
Pharmacy Management segment profit	29,913	30,803	45,404	39,093

Corporate and Elimination (2)
Managed care and other revenue	(151)	(147)	(296)	(316)
PBM revenue	(47,211)	(44,817)	(94,095)	(85,872)
Cost of goods sold	45,532	44,016	90,780	84,430
Direct service costs and other	(10,221)	(9,710)	(17,466)	(22,809)
Stock compensation expense (1)	6,289	846	9,500	7,031
Corporate and Elimination	(5,762)	(9,812)	(11,577)	(17,536)

Consolidated
Managed care and other revenue	1,215,340	1,283,143	2,435,103	2,507,122
PBM revenue	595,583	505,193	1,180,897	1,020,703
Cost of care	(935,814)	(1,001,886)	(1,864,475)	(1,943,847)
Cost of goods sold	(558,419)	(461,187)	(1,118,084)	(950,980)
Direct service costs and other	(259,152)	(266,434)	(528,229)	(538,358)
Stock compensation expense (1)	10,439	5,414	18,085	15,021
Changes in fair value of contingent consideration (1)	70	(2,149)	303	(2,005)
Consolidated segment profit	$68,047	$62,094	$123,600	$107,656

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$18,375	$21,219	$29,752	$22,189
Stock compensation expense	10,439	5,414	18,085	15,021
Changes in fair value of contingent consideration	70	(2,149)	303	(2,005)
Depreciation and amortization	33,848	33,490	64,255	64,198
Interest expense	8,678	9,141	17,044	18,248
Interest and other income	(3,363)	(5,021)	(5,839)	(9,995)
Segment profit	$68,047	$62,094	$123,600	$107,656

(1) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2) Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019

Net income	$13,551	$13,613	$25,003	$14,044
Adjusted for acquisitions starting in 2013
Stock compensation expense	268	-	530	-
Changes in fair value of contingent consideration	70	(2,149)	303	(2,005)
Amortization of acquired intangibles	12,726	12,272	24,597	24,545
Tax impact	(3,344)	(2,675)	(6,357)	(5,957)
Adjusted net income	$23,271	$21,061	$44,076	$30,627

Net income per common share—diluted	$0.53	$0.56	$0.98	$0.58
Adjusted for acquisitions starting in 2013
Stock compensation expense	0.01	-	0.02	-
Changes in fair value of contingent consideration	-	(0.09)	0.01	(0.08)
Amortization of acquired intangibles	0.51	0.50	0.97	1.01
Tax impact	(0.13)	(0.11)	(0.25)	(0.25)
Adjusted earnings per share	$0.92	$0.86	$1.73	$1.26

(MGLN-GEN)

###